Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SHAREDLABS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2017, AT 2:11 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2017 AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6241168 8100
SR# 20176822943

Authentication: 203485900
Date: 10-30-17

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SHAREDLABS, INC.

SharedLabs, Inc. (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: The name of the Corporation is SharedLabs, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on December 7, 2016.

SECOND: The Board of Directors of the Corporation duly adopted, in accordance with Section 242 of the General Corporation Law of the State of Delaware, a resolution proposing and declaring advisable the following amendment to Article FOURTH of the Certificate of Incorporation of said Corporation be amended and restated in its entirety to read as follows:

FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 100,000,000, par value $0.0001 per share.

THIRD: This Amendment to the Certificate of Incorporation shall be effective at 5:00 pm Eastern Time on October 27, 2017.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of 27th day of October, 2017.

Jason Cory, Chief Executive Officer

SharedLabs, Inc. 2016 Delaware 10/27

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:11 PM 10/27/2017
FILED 02:11 PM 10/27/2017
SR 20176822943 - File Number 6241168